Exhibit 10.6

FORM OF DOMAIN NAME ASSIGNMENT

DOMAIN NAME ASSIGNMENT

THIS DOMAIN NAME ASSIGNMENT (this “Assignment”) is dated as of May     , 2009, and is by and between FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. (d/b/a ARLINGTON ASSET INVESTMENT CORP.), a corporation organized under the laws of the Commonwealth of Virginia (“Assignor”), and FBR CAPITAL MARKETS CORPORATION, a corporation organized under the laws of the Commonwealth of Virginia (“Assignee”). Assignor and Assignee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Assignor or its majority-owned subsidiaries own all right, title and interest in certain various Domain Names (as such term is defined herein); and

WHEREAS, pursuant to that certain Stock Repurchase Agreement, dated as of May     , 2009 (“Repurchase Agreement”), by and among Assignor, FBR TRS Holdings, Inc., and Assignee, Assignor agreed to assign to Assignee and Assignee agreed to accept the assignment of all rights in the Domain Names.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1. “Domain Names” shall mean all right, title and interest of Assignor and its majority-owned subsidiaries in and to any internet domain names: (a) that relate to the business of the Assignee and are registered in the name of, or controlled pursuant to contractual agreement by, Assignor or any of its majority-owned subsidiaries; (b) that are listed on Schedule A hereto; or (c) that contain any of the terms “Friedman,” “Billings,” “Ramsey,” “FBR,” “Pegasus,” or combinations, modifications or versions thereof (collectively, the “FBR Terms”), but, in each case, specifically excluding any domain names containing the terms “Arlington,” “Asset”, “Investment” or “AAIC” or combinations, modifications or versions thereof without containing any of the FBR Terms (provided, however, that all domain names containing the term “Arlington” shall be excluded from Domain Names regardless of any FBR Terms or other terms contained in such domain name). “Domain Names” shall include all applications and registrations pertaining to such Domain Names, and all goodwill associated with such Domain Names.

2. Assignor does hereby assign, sell and transfer to Assignee, its successors and assigns, without any warranty of any kind, all right, title and interest of Assignor and its majority-owned subsidiaries in and to the Domain Names and all applications and registrations therefor and all goodwill pertaining thereto.

3. Assignor hereby agrees to execute all papers and to perform all other proper acts reasonably requested by Assignee or its successors or assigns to secure to Assignee or its successors or assigns the rights hereby transferred.

4. Assignor shall cause its majority-owned subsidiaries to perform any and all actions necessary to effect the performance of this Assignment.

5. This Assignment is executed and delivered pursuant to the Repurchase Agreement. Nothing contained in this Assignment shall in any way supersede, modify, replace, amend, change or rescind the provisions, including the warranties, covenants, agreements, conditions, or in general, any rights, remedies or obligations of the parties as set forth in the Repurchase Agreement, and in the event of any conflict between the terms and conditions of the Repurchase Agreement and the terms and conditions of this Assignment, the Repurchase Agreement shall control.

6. This Assignment shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns.

7. This Assignment shall be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia, without giving effect to any choice of law or conflict of law provisions or rule (whether of the Commonwealth of Virginia or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than the Commonwealth of Virginia. The Parties agree, for the purposes of any action arising out of or relating to this Assignment, to commence any such action solely in the state or federal courts located in the Commonwealth of Virginia.

8. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY DISPUTE ARISING UNDER OR IN CONNECTION WITH THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9. This Assignment may not be amended, supplemented or modified except by an agreement in writing that makes specific reference to this Assignment and which is signed by an authorized representative of each of the Parties. The failure of a Party to assert any of its rights hereunder shall not constitute a waiver of such rights nor in any way affect the validity of this Assignment or any part hereof or the right of such Party thereafter to enforce each and every provision of this Assignment. No waiver of any breach of or noncompliance with this Assignment shall be held to be a waiver of any other or subsequent breach or noncompliance.

10. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective in the jurisdiction involved to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

11. Nothing contained in this Assignment shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party or a successor or permitted assign of such a Party.

12. Ambiguities, inconsistencies or conflicts in this Assignment will not be strictly construed against either Party but will be resolved by applying the most reasonable interpretation under the circumstances, giving full consideration to the Parties’ intentions at the time this Assignment is entered into and common practice in the industry. This Assignment shall be construed as if drafted jointly by all of the Parties.

13. This Assignment may be executed in counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument. This Assignment shall become binding when both counterparts have been signed by the Parties and delivered to each of the Parties by electronic means or otherwise.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Assignment as of the date first written above.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. (d/b/a ARLINGTON ASSET INVESTMENT CORP.)

By:
Name:
Title:

STATE OF ___________________	)

)
COUNTY OF ___________________	)

On this          day of May, 2009, personally appeared before me                                         , known to me to be                                          of                                         , who acknowledged that he/she signed this instrument as a free act on behalf of                                         .

Notary Public

My commission expires: _______________________

AGREED AND ACKNOWLEDGED

FBR CAPITAL MARKETS CORPORATION

By:
Name:
Title: